CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-85012, 333-62013, 33-61111, 333-41376,
and 333-43486) of Churchill Downs Incorporated and its subsidiaries of our report dated February 27, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


\s\ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Louisville, Kentucky
March 16, 2001

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